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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

March 27, 2002
PTEK HOLDINGS SELLS VOICECOM UNIT TO GORES TECHNOLOGY GROUP
Ptek to Focus on Conferencing and Multimedia Messaging Services

ATLANTA, GA, March 27, 2002 - Ptek Holdings (NASDAQ--PTEK; www.ptek.com) today announced the sale of its Voicecom operating unit, a leading provider of integrated communications solutions, to an affiliate of the Gores Technology Group, (GTG) a privately held international acquisition and management company.

Under terms of the agreement, the purchaser agreed to pay Ptek an aggregate of approximately $ 22.4 million in cash and the assumption of Voicecom liabilities.

"The completion of the sale of Voicecom allows us to focus our undivided attention on the interrelated services of conferencing and multimedia messaging," said Boland Jones, founder, Chairman and CEO of Ptek Holdings. "Although we were preparing to spin off the Voicecom unit to Ptek shareholders, we believe the sale of the division will enable us to achieve our objective of becoming the leading global provider of enhanced business communications solutions to the global enterprise marketplace much more quickly."

Ptek plans to focus its attention on its enhanced multimedia group communications services from Premiere Conferencing and Xpedite. Premiere Conferencing is a leading provider of a full range of enhanced, audio and Web conferencing services for all forms of group communications activities and conducts business in nine countries, serving half of the Fortune 500. Xpedite offers a comprehensive suite of value-added multimedia messaging services that manage and facilitate the electronic distribution of information to all types of electronic addresses including fax, e-mail, voice and wireless. The company provides services in 18 countries for nearly 50 percent of the Fortune 500.

About Ptek Holdings, Inc.

Ptek Holdings, Inc. (NASDAQ: PTEK) is a leading provider of enhanced multimedia group communications services to the global enterprise marketplace. These solutions, which include conferencing, collaboration and messaging, are marketed under the Premiere Conferencing and Xpedite brand names.

Ptek Holdings corporate headquarters is located at 3399 Peachtree Road NE, The Lenox Building, Atlanta, GA 30326. Additional information can be found at www.ptek.com.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the 'safe harbor' provisions of the Private Securities

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Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Ptek's forward-looking statements, including the following factors: competitive pressures among communications services providers, including pricing pressures, may increase significantly; Ptek's ability to respond to rapid technological change, the development of alternatives to its products and services and the risk of obsolescence of its products, services and technology; market acceptance of new products and services; development of effective marketing, pricing and distribution strategies for new products and services; strategic investments in early stage companies, which have limited operating histories and are subject to significant risks, may not be successful and returns on such strategic investments, if any, may not match historical levels; the value of Ptek's business may fluctuate because the value of some of its strategic equity investments fluctuates; Ptek's strategic investments in companies that are subject to the Securities Exchange Act of 1934 are subject to the risks disclosed by those companies in their public filings; Ptek's ability to manage its growth; costs or difficulties related to the integration of businesses and technologies, if any, acquired or that may be acquired by Ptek may be greater than expected; expected cost savings from past or future mergers and acquisitions, may not be fully realized or realized within the expected time frame; revenues following past or future mergers and acquisitions may be lower than expected; operating costs or customer loss and business disruption following past or future mergers and acquisitions may be greater than expected; the success of Ptek's strategic and other distribution relationships, including the amount of business generated and the viability of the strategic relationships, may not meet expectations; possible adverse results of pending or future litigation or adverse results of current or future infringement claims; risks associated with interruption in Ptek's services due to the failure of the platforms and network infrastructure utilized in providing its services; domestic and international terrorist activity, war and political instability may adversely affect the level of services utilized by Ptek's customers and the ability of those customers to pay for services utilized; risks associated with expansion of Ptek's international operations; general economic or business conditions, internationally, nationally or in the local jurisdiction in which Ptek is doing business, may be less favorable than expected; legislative or regulatory changes may adversely affect the business in which Ptek is engaged; and changes in the securities markets may negatively impact Ptek.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, especially in the "Factors Affecting Future Performance" included in the Management's Discussion and Analysis section of the Company's Form 10-K for the fiscal year ended December 31, 2000 and in subsequent filings filed with the Securities and Exchange Commission.


______________________
Contact:

         Ptek Holdings, Inc.
         Eric Martin, 404/504-2461
         eric.martin@ptek.com

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